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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of OM Group, Inc. of our report dated February 4, 2003, with respect to the consolidated financial statements of OM Group, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2002:


Registration
 Statement                      Description                       Filing Date
------------                    -----------                       -----------
33-74674            OM Group, Inc. Long-Term Incentive          January 27, 1994
                    Compensation Plan--Form S-8 Registration
                    Statement--1,015,625 Shares

333-07529           OMG Americas, Inc. Employees' Profit        July 3, 1996
                    Sharing Plan--Form S-8 Registration
                    Statement--250,000 Shares

333-07531           OM Group, Inc. Non-Employees Directors'     July 3, 1996
                    Equity Plan--Form S-8 Registration
                    Statement--250,000 Shares

333-47230           OM Group, Inc. 1998 Long-Term Incentive     October 3, 2000
                    Compensation Plan--Form S-8 Registration
                    Statement--2,000,000 Shares

333-65852           OM Group, Inc. 1998 Long-Term Incentive     July 25, 2001
                    Compensation Plan--Form S-8 Registration
                    Statement--2,000,000 Shares



                                                           /s/ ERNST & YOUNG LLP


Cleveland, Ohio
March 19, 2003